AMENDMENT NO. 11

to the

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated as of July 2, 1998, as amended, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust (“Funds”), Invesco Distributors, Inc. a Delaware corporation (“Distributor”), Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company, both Connecticut life insurance companies (collectively, “Company”) and Hartford Securities Distribution Company, Inc., a Connecticut corporation (“Underwriter”), is hereby amended as follows:

WHEREAS, Hartford Life, Inc., an affiliate of Underwrite and Company, The Hartford Financial Services Group, Inc. (“Hartford”), also an affiliate of Underwriter and Company, and the Company on the one hand, and Prudential Financial, Inc. (“Prudential”) on the other hand, entered into a Purchase and Sale Agreement, dated September 27, 2012 pursuant to which Prudential agreed, inter alia, to acquire Hartford’s individual life insurance business by means of certain reinsurance, administrative and other arrangements (such acquisition, the “Transaction”);

WHEREAS, pursuant to the Transaction, Hartford and Prudential also agreed that the principal underwriter functions for the individual variable life insurance (“VLI”) policies covered by the Agreement would transfer to a Prudential-affiliated broker-dealer;

WHEREAS, in addition to the VLI polices, the Agreement also covers certain variable annuity contracts, the principal underwriting functions of which are not being transferred to a Prudential-affiliated broker dealer;

WHEREAS, the Parties now desire to amend the Agreement with this amendment (the “Amendment”), to add Pruco Securities LLC (“Pruco”), a New Jersey corporation, as a party under the Agreement, and

WHEREAS, Pruco is a registered broker-dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (the “1934 Act”) and is a member in good standing with the Financial Industry Regulatory Authority (“FINRA”), and

WHEREAS, Pruco will serve as the principal underwriter of the VLI policies as of the effective date of this Amendment,

NOW, THEREFORE, in consideration of the mutual covenants herein contained, in which consideration is full and complete, the Parties agree as follows:

1.	Pruco is added as a party under the Agreement and the Agreement remains in full force and effect with Pruco serving as the principal underwriter of the VLI policies as of the effective date of this Amendment.

2.	Pruco shall not be responsible or liable to the Funds, Underwriter, Distributor or Company, its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers under the Agreement for any acts or omissions by Underwriter or Company its affiliates, subsidiaries, officers, directors, employees, agents, representatives, assigns, or customers with regards to the VLI policies prior to the effective date of this Amendment.

3.	Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment. All other terms and provisions of the Agreement not amended herein, including, but not limited to the indemnification provisions, shall remain in full force and effect and will apply to the terms of this Amendment as applicable.

IN WITNESS WHEREOF, each of the Parties has caused their duly authorized officers to execute this Amendment as of May 20, 2014, and deemed effective on May 1, 2014.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	General Counsel

INVESCO DISTRIBUTORS, INC.

By:	/s/ Brian Thorp
Name:	Brian Thorp
Title:	Vice President

HARTFORD LIFE INSURANCE COMPANY

By:	/s/ Lisa Proch
Name:	Lisa Proch
Title:	Vice President

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Lisa Proch
Name:	Lisa Proch
Title:	Vice President

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

By:	/s/ Cathleen Shire
Name:	Cathleen Shire
Title:	AVP, Secretary

PRUCO SECURITIES, LLC

By:	/s/ John G. Gordon
Name:	John G. Gordon
Title:	5/12/14 - President

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